Exhibit 23.3

CONSENT OF PRICEWATERHOUSECOOPERS LLP

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 20, 2001 relating to the Westvaco Corporation financial statements which appears in Westvaco Corporation’s Annual Report on Form 10-K for the year ended October 31, 2001. We also consent to the reference to us as “experts” in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

January 29, 2002

14